                                                                     EXHIBIT 4.2


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.


                          STORAGE COMPUTER CORPORATION


                                    WARRANT


Warrant No. CSW-[See attached list of Warrant Holders] Date of Original
Issuance: May 3, 2002


         Storage Computer Corporation, a Delaware corporation (the "Company"),
                                                                    -------
hereby certifies that, for value received, [See attached list of Warrant Holders] or its registered assigns (the "Holder"), is entitled to purchase from
                                         ------
the Company up to a total of [See attached list of Warrant Holders] shares of common stock, $.001 par value per share (the "Common Stock"), of the Compan/y
                                              ------------
(each such share, a "Warrant Share" and all such shares, the "Warrant Shares")
                     -------------                            --------------
at an exercise price per Warrant Share equal to $6.18 (as adjusted from time to time as provided in Section 9, the "Exercise Price"), at any time and from time
                                    --------------
to time from and after the date hereof and through and including May 3, 2007 (the "Expiration Date"), and subject to the following terms and conditions:
      ---------------

                  1.       Definitions. In addition to the terms defined
                           -----------
elsewhere in this Warrant, capitalized terms that are not otherwise defined herein that are defined in the Securities Purchase Agreement, dated May 2, 2002, between the Company and the original Holder (the "Purchase Agreement"), shall
                                                  ------------------
have the meanings given to such terms in the Purchase Agreement.

                  2.       Registration of Warrant. The Company shall register
                           -----------------------
this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time.
 ----------------
The Company may treat the registered Holder as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

                  3.       Registration of Transfers. The Company shall register
                           -------------------------
the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred
            -----------
shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

                  4.       Exercise and Duration. Subject to the provisions of
                           ---------------------
Section 5, this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant available for exercise and not exercised prior thereto shall be and become void and of no value, provided, that if the closing sales
                                          --------
price of the Common Stock on the Expiration Date is greater than 102% of the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis at 6:30 P.M. New York City time on the Expiration Date. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.

                  5.       Delivery of Warrant Shares.
                           --------------------------

                           (a)      Upon delivery of the Form of Election to
Purchase to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth in Section 13 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than five Trading Days after the Date of Exercise (as defined herein) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise free of restrictive legends unless otherwise required by the Purchase Agreement. The Company shall, upon request of the Holder, if available, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.

                  A "Date of Exercise" means the date on which the Holder shall
                     ----------------
have delivered to the Company (i) the Form of Election to Purchase attached hereto (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

                           (b)      If by the third Trading Day after a Date of
Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

                           (c)      If by the fifth Trading Day after a Date of
Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"),
                                                                     ------
then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing sales price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with a market price on the date of exercise totaled $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                           (d)      The Company's obligations to issue and
deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                  6.       Charges, Taxes and Expenses. Issuance and delivery of
                           ---------------------------
certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

                  7.       Replacement of Warrant. If this Warrant is mutilated,
                           ----------------------
lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

                  8.       Reservation of Warrant Shares. The Company covenants
                           -----------------------------
that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

                  9.       Certain Adjustments. The Exercise Price and number
                           -------------------
of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

                           (a)      Stock Dividends and Splits. If the Company,
                                    --------------------------
at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, except for regularly scheduled dividends payable in the ordinary course of business in respect of any preferred stock of the Company, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

                           (b)      Pro Rata Distributions. If the Company, at
                                    ----------------------
any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then, at the request of any Holder
                --------------------
delivered before the 90th day after the record date fixed for determination of stockholders entitled to receive such distribution, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which such Holder's Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any exercise of the Warrant that occurs after such record date, such Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

                           (c)      Fundamental Transactions. If, at any time
                                    ------------------------
while this Warrant is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then the Holder shall have the
                      -----------------------
right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate
                                                                 ---------
Consideration"). For purposes of any such exercise, the determination of the
-------------
Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Company's option, any successor to the Company or surviving entity in such Fundamental Transaction shall, either (i) issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (ii) purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value (determined using the Holder's underlying assumptions) of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                           (d)      Subsequent Equity Sales.
                                    -----------------------

                                       (i)    If the Company or any subsidiary
thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while this Warrant is outstanding, shall issue shares of Common Stock or rights, warrants (including those issued under the purchase agreement pursuant to which this Warrant was issued), options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of
        ------------------------
Common Stock, at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, at the option of the Holder for such exercises as it shall indicate, the Exercise Price shall be adjusted to equal the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. Notwithstanding the foregoing, no adjustment will be made under this Section in respect of: (i) the granting of options to employees, officers and directors of the Company pursuant to any stock option plan duly adopted by the Company or to the issuance of Common Stock upon exercise of such options or (ii) a bona fide underwritten public offering of the Common Stock (it being understood that equity line transactions, including any on-going warrant financing, or any similar arrangements shall not constitute a bona fide underwritten public offering of the Common Stock for the purposes hereof).

                                       (ii)   If, at any time while this Warrant
is outstanding, the Company or any Subsidiary issues Common Stock Equivalents at a price per share that floats or resets or otherwise varies or is subject to adjustment based on market prices of the Common Stock (a "Floating Price
                                                          --------------
Security"), then for purposes of applying the preceding paragraph in connection
--------
with any subsequent exercise, the Exercise Price will be determined separately on each Exercise Date and will be deemed to equal the lowest price per share at which any holder of such Floating Price Security is entitled to acquire shares of Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

                           (e)      Number of Warrant Shares. Simultaneously
                                    ------------------------
with any adjustment to the Exercise Price pursuant to paragraphs (a), (b) or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

                           (f)      Calculations. All calculations under this
                                    ------------
Section 9 shall be made to the nearest cent or the nearest 1/100th of a share,
---------
as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                           (g)      Notice of Adjustments. Upon the occurrence
                                    ---------------------
of each adjustment pursuant to this Section 9, the Company at its expense will
                                    ---------
promptly compute such adjustment in
accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

                           (h)      Notice of Corporate Events. If the Company
                                    --------------------------
(i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

                  10.      Payment of Exercise Price. The Holder shall pay the
                           -------------------------
Exercise Price in one of the following manners:


                           (a)      Cash Exercise. The Holder may deliver
                                    -------------
immediately available funds; or


                           (b)      Cashless Exercise. The Holder may surrender
                                    -----------------
this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows

                                    X = Y [(A-B)/A]
                  where:
                                    X = the number of Warrant Shares to be
                                    issued to the Holder.

                                    Y = the number of Warrant Shares with
                                    respect to which this Warrant is being
                                    exercised.

                                    A = the average of the closing bid prices for the five Trading Days immediately prior to (but not including) the Exercise Date.
                                    B = the Exercise Price.

                  For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant

Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

                  11.      Limitations on Exercise.
                           -----------------------

                           (a)      Notwithstanding anything to the contrary
contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares issuable in respect of such Exercise Notice does not violate the restrictions contained in this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger, sale or other business combination or reclassification involving the Company as contemplated herein. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days' prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                           (b)      Notwithstanding anything to the contrary
contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares issuable in respect of such Exercise Notice does not violate the restrictions contained in this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger, sale or other business combination or reclassification involving the Company as contemplated herein.

                           (c)      If the Company has not previously obtained
the Shareholder Approval (as defined below), then the Company may not issue in excess of the Issuable Maximum upon exercise of this Warrant at a price per share that is less than the Closing Price on the Trading Day immediately preceding the Closing Date (other than to the extent such price per share is reached due to adjustments to the Exercise Price due to stock splits of the Common

Stock). The "Issuable Maximum" means a number of shares of Common Stock equal to
             ----------------
3,838,413 (which equals 19.99% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Closing Date), less a number of shares equal to the shares of Common Stock previously issued: (x) to the Purchasers under the Purchase Agreement and (y) upon exercise of any Warrants, in each case of (x) and (y) at a price per share that is less than the Closing Price on the Trading Date immediately preceding the Closing Date (other than to the extent such price per share is reached due to adjustments to the Exercise Price due to stock splits of the Common Stock) (the "Threshold Price").
                                                              ---------------
Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing: (x) the number of shares of Common Stock issued and sold to the Holder on the Closing Date by (y) the aggregate number of shares of Common Stock issued and sold by the Company on the Closing Date. If this Warrant shall have been fully exercised, then the Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining holders of Warrants. If on any Exercise Date: (A) the Exercise Price then in effect is less than the Threshold Price and the aggregate number of shares of Common Stock that would then be issuable upon exercise in full of all then outstanding Warrants, together with any shares of Common Stock previously issued to the Purchasers at Closing under the Purchase Agreement upon exercise of Warrants at a price below the Threshold Price would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the vote of shareholders, as may be required by the applicable rules and regulations of the American Stock Exchange (or any successor entity or, if the Common Stock is not then traded on the American Stock Exchange, such other exchange or trading facility on which the Common Stock is then quoted or listed for trading) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof (the "Shareholder Approval"), then the Company shall issue to the
                   --------------------
Holder a number of shares of Common Stock equal to its pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the Warrant Shares then underlying this Warrant for which an exercise in accordance with the Exercise Price would result in an issuance of shares of Common Stock in excess of the Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "Excess Warrant Shares"), the Holder shall have the right to require the
      ---------------------
Company to either: (1) obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 110th day after such request, or (2) pay cash, as liquidated damages and not as a penalty, to the Holder in an amount equal to the product of (x) the Excess Warrant Shares and (y) the greater of (i) the Closing Price on the applicable Exercise Date and
(ii) the Closing Price on the date the cash payment is paid in full, less the Exercise Price for the Excess Warrant Shares to the extent not previously paid by the Holder (the "Mandatory Amount"). If a Holder shall have elected the first
                    ----------------
option pursuant to the immediately preceding sentence and the Company shall have failed to obtain the Shareholder Approval on or prior to the 110th day after such request, then within three (3) days of such 110th day, the Company shall pay cash to the Holder in an amount equal to the Mandatory Amount, as liquidated damages and not as a penalty. Any such payment of the Mandatory Amount shall be deemed to constitute the Holder's exercise in full of the Excess Warrant Shares. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of the exercise of this Warrant shall not be entitled to cast votes on any resolution to obtain the Shareholder Approval pursuant hereto.

                  12.      No Fractional Shares. No fractional shares of Warrant
                           --------------------
Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing bid price of one Warrant Share as reported on the American Stock Exchange on the date of exercise.

                  13.      Notices. Any and all notices or other communications
                           -------
or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 11 Riverside Street, Nashua, NH 03062-1373, Facsimile No.: (603) 889-7232, Attn: Chief Financial Officer, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

                  14.      Warrant Agent. The Company shall serve as warrant
                           -------------
agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

                  15.      Miscellaneous.
                           -------------

                           (a)      This Warrant shall be binding on and inure
to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                           (b)      All questions concerning the construction,
validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York,

Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

                           (c)      The headings herein are for convenience
only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                           (d)      In case any one or more of the provisions of
this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                           SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                              STORAGE COMPUTER CORPORATION


                                              By:    /  S  /
                                              Name:  Peter N. Hood
                                              Title: Chief Financial Officer

                          FORM OF ELECTION TO PURCHASE


To Storage Computer Corporation:

         In accordance with Warrant No. [ ] issued to the undersigned, the undersigned hereby elects to purchase _____________ shares of common stock ("Common Stock"), $.001 par value per share, of Storage Computer Corporation, and, if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates.

         By its delivery of this Form of Election To Purchase, the Holder represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                            PLEASE INSERT SOCIAL SECURITY OR TAX
                                            IDENTIFICATION NUMBER

                         (Please print name and address)

                           Warrant Shares Exercise Log
                           ---------------------------

----------------------------------------------------------------------------------------------------------------------
Date                   Number of Warrant Shares            Number of Warrant Shares        Number of Warrant Shares
                       Available to be Exercised           Exercised                       Remaining to be Exercised
----------------------------------------------------------------------------------------------------------------------


















----------------------------------------------------------------------------------------------------------------------

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Storage Computer Corporation, to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Storage Computer Corporation, with full power of substitution in the premises.
Dated:   _______________, ____


                            (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                            Address of Transferee


In the presence of:

                             LIST OF WARRANT HOLDERS


..    ZLP Master Technology Fund
     45 Broadway - 28th floor
     New York, NY 10006
     Number of warrants                           100,000
     Warrant Number                                #CSW-1

..    Alpha Capital Aktiengesellschaft
     Pradafant 7
     Furstentums 9490
     Vaduz, Liechtenstein
     Number of warrants                            60,000
     Warrant Number                                #CSW-2

              Mail all Documents to:
              LH Financial
              160 Central Park South, Suite 2701
              New York, NY 10019
              Att: Mr. Brian Shatz

..    Euram Cap Strat. "A" Fund Limited
     666 Dundee Rd, Suite 1901
     Northbrook, IL 60062
     Number of warrants                            40,000
     Warrant Number                                #CSW-3

..    Crescent International Ltd.
     c/o GreenLight (Switzerland) S.A.
     84, av. Louis-Casai
     P.O. Box 161
     CH - 1216 Cointrin/Geneva
     Switzerland
     Number of warrants                            40,000
     Warrant Number                                #CSW-4

..    Dunwoody Brokerage Services, Inc.
     4243 Dunwoody Club Drive, Suite 200
     Atlanta, GA 30350
     Number of warrants                            20,000
     Warrant Number                                #CSW-5